UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2018 (December 12, 2018)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On December 12, 2018, Newell Brands Inc. (the “Company”) and certain of its subsidiaries, as subsidiary borrowers (the “Subsidiary Borrowers”), entered into a five-year revolving credit agreement (as amended or supplemented from time to time, the “Revolving Credit Agreement”) with a syndicate of banks led by JPMorgan Chase Bank, N.A., as Administrative Agent. The Revolving Credit Agreement amends and restates in its entirety the Company’s existing revolving credit agreement, dated as of January 26, 2016, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders party thereto.

The Revolving Credit Agreement provides for an unsecured syndicated revolving credit facility with a maturity date of December 12, 2023 and aggregate commitments of $1,250,000,000. The Company may from time to time request increases in the aggregate commitments to up to $1,750,000,000 upon the satisfaction of certain conditions, and may also request extension of the maturity date of the facility (subject to lender approval) for additional one-year periods. Under the facility, the Company may borrow funds on a variety of interest rate terms. The facility provides for the issuance of up to $100,000,000 of letters of credit for the account of the Company, so long as there is a sufficient amount available for borrowing under the facility. Subject to the terms set forth in the Revolving Credit Agreement, the Company and the Subsidiary Borrowers may borrow, prepay and re-borrow amounts under the facility at any time prior to termination of the facility. The proceeds from any borrowings under the facility are expected to be used for general corporate purposes.

The Revolving Credit Agreement contains customary representations and warranties, covenants and events of default. The covenants set forth in the Revolving Credit Agreement include certain affirmative and negative operational and financial covenants, including, among other things, restrictions on the Company’s ability to incur certain liens, make fundamental changes to its business or engage in transactions with affiliates; limitations on the amount of indebtedness that may be incurred by the Company’s subsidiaries; and a requirement that the Company maintain certain Interest Coverage and Total Indebtedness to Total Capital ratios, as defined in the Revolving Credit Agreement. In addition, the Revolving Credit Agreement provides for certain events of default, the occurrence of which could result in the acceleration of the Company’s obligations under the Revolving Credit Agreement and the termination of the lenders’ obligation to extend credit pursuant to the Revolving Credit Agreement.

Bridge Loan Agreement

In addition, on December 13, 2018, the Company entered into a loan agreement (as amended or supplemented from time to time, the “Bridge Loan Agreement”) with Credit Suisse AG, Cayman Islands Branch, as Lender and Administrative Agent. The proceeds of the Bridge Loan Agreement are expected to be used as necessary to finance a portion of the recently announced tender offers, including any fees and expenses related thereto.

The Bridge Loan Agreement provides for a $1,000,000,000 senior unsecured term loan facility with a maturity date of June 14, 2019. The Bridge Loan Agreement requires the Company to repay any outstanding indebtedness on the maturity date, the then unpaid principal amount of the loans outstanding under the Bridge Loan Agreement. The Bridge Loan Agreement also provides for voluntary prepayment of loans without premium or penalty, subject to certain conditions and exceptions.

The Bridge Loan Agreement contains customary representations and warranties, covenants and events of default. The covenants set forth in the Bridge Loan Agreement include certain affirmative and negative operational and financial covenants, including, among other things, restrictions on the Company’s ability to incur certain liens, make fundamental changes to its business or engage in transactions with affiliates; limitations on the amount of indebtedness that may be incurred by the Company’s subsidiaries; and a requirement that the Company maintain certain Interest Coverage and Total Indebtedness to Total Capital ratios, as defined in the Bridge Loan Agreement. In addition, the Bridge Loan Agreement provides for certain events of default, the occurrence of which could result in the acceleration of the Company’s obligations under the Bridge Loan Agreement.

General

The foregoing summaries of the Revolving Credit Agreement and Bridge Loan Agreement are qualified in their entirety by reference to the Revolving Credit Agreement and Bridge Loan Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

Some of the potential lenders under the Revolving Credit Agreement and Bridge Loan Agreement (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries and affiliates for such services.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit

10.1	Second Amended and Restated Credit Agreement, dated as of December 12, 2018, among Newell Brands Inc., the Subsidiary Borrowers thereto, the Guarantors from time to time borrowers thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Bridge Loan Agreement, dated as of December 13, 2018, among Newell Brands Inc., the Guarantors from time to time party thereto, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: December 18, 2018	By:	/s/ Bradford R. Turner Bradford R. Turner Chief Legal and Administrative Officer and Corporate Secretary